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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 1999, except as to Note 14 b) which is as of March 16, 1999; Note 14 c) which is as of April 19, 1999; and Note 14 d) which is as of October 12, 1999, relating to the financial statements of Smartcom S.A., formerly named Chilesat Telefonia Personal S.A., which appears in such Registration Statement.





/s/ Price Waterhouse

Santiago, Chile
January 4, 2000